Mineral Claim Purchase Agreement

THIS AGREEMENT (the “Amendment”) made as of the 5th day of November, 2008

BETWEEN:

ASK Prospecting & Guiding Inc , having an office at
443 JR Smallwood Bvld., Gambo, Newfoundland, Canada, A0G-2E0 (the “Vendor”),

AND:

Deerfield Resources, Ltd., a Nevada Corporation, having an office at
50 Christopher Columbus Drive, Suite 1606, Jersey City, New Jersey 07302, USA (the “Purchaser”).

WHEREAS:

A.	The Vendor and the Purchaser entered into that certain Mineral Claim Purchase Agreement dated as of October 10, 2006 (the “Agreement”);

B.
Pursuant to the Agreement, the Purchaser agreed to make certain payments for the purchase from the Vendor of certain mineral claims in accordance with the payment schedule set forth in the Agreement; and

C.	The Purchaser and Vendor wish to modify the provisions of the specific payment due on the third anniversary of the signing of the Agreement.

NOW THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

In lieu of the payment provision with respect to the payment referred to in the Agreement as “iii Second Anniversary upon signing of the agreement $10,000.00” (the “Third Installment”, the Purchaser shall have the right to make the Third Installment pursuant to the following payment schedule:

                        (a)        On or before November 7, 2008, the sum of US$2,500.00;

                        (b)        On or before February 10, 2009, the sum of US$3,750.00; and

                        (c)        On or before June 10, 2009, the sum of US$3,750.00.

The payments provided in paragraphs (b) and (c) above shall be made within 30 days after the due dates set forth above.  All payments may be made by wire in accordance with the instructions set forth in Appendix A hereto.

GENERAL TERMS

This Amendment shall supersede and replace any other agreement or arrangement, whether oral or written, heretofore existing between the parties in respect of the subject matter of this Amendment.

Except as specifically provided in and modified by this Amendment, the Agreement is in all other respects hereby ratified and confirmed and references to the Agreement shall be deemed to refer to the Agreement as modified by this Amendment.

This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective administrators, successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and both of which when taken together shall constitute one and the same agreement.  Any signature delivered by a party by facsimile or email transmission shall be deemed to be an original signature hereto.

[Remainder of the page intentionally blank.]

In witness whereof the parties hereto have executed this agreement as of the day and year first above written:

Signed by
Deerfield Resources, Ltd. as
represented by its President	/s/	James Morgon
James Morgon	Deerfield Resources, Ltd.
James Morgon, President

Signed by :
ASK Prospecting & Guiding Inc. as	/s/	Kevin Keats
Represented by its President	ASK Prospecting & Guiding Inc
Kevin Keats	Kevin Keats, President